Exhibit 99.1

April 10, 2018

Qurate Retail, Inc. Announces First Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Qurate Retail, Inc.’s  (“Qurate”) (formerly Liberty Interactive Corporation) (Nasdaq: QRTEA, QRTEB)  Executive Chairman, Greg Maffei, and President and Chief Executive Officer, Mike George, will host a conference call to discuss results for the first quarter of 2018 on Thursday, May 10th, at 11:00 a.m. (E.D.T.). Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding Qurate.  During the call, Mr. Maffei and Mr. George may discuss the financial performance and outlook of the company, as well as other forward looking matters.

Please call ReadyTalk at (800)  239-9838 or (323)  794-2551, passcode 1166173, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the first quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Qurate website at http://www.libertyinteractive.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Qurate website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.  (formerly Liberty Interactive Corporation)

Qurate Retail, Inc. operates and owns interests in a broad range of digital commerce businesses. Qurate Retail, Inc.’s businesses and assets consist of its subsidiaries QVC, Inc., HSN, Inc., and zulily, llc (collectively, the Qurate Retail Group) as well as its interests in ILG and FTD, among other things.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.